SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2018

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-33652	26-0610707
State or other jurisdiction of incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (425) 255-4400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

First Financial Northwest Bank (the "Bank"), the wholly-owned subsidiary of First Financial Northwest, Inc. (the "Company") previously announced the appointment of Randy T. Riffle as the Bank's Executive Vice President and Chief Credit Officer.  In conjunction with Mr. Riffle's appointment, on December 31, 2018, the Bank also agreed to enter into an involuntary termination agreement and a change in control severance agreement with Mr. Riffle.  The material terms of the involuntary termination agreement and the change in control severance agreement are summarized below.  Copies of the forms of the agreements are furnished and attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Involuntary Termination Agreement ("ITA")

The involuntary termination agreement for Mr. Riffle is effective December 31, 2018 (the "ITA Effective Date") and has an initial three-year term from the ITA Effective Date until December 31, 2021.  The agreement is renewable for an additional one-year period on each December 31, provided that within 90 days prior to that date the Board of Directors of the Bank does not inform Mr. Riffle that the agreement will not be extended.

If Mr. Riffle's employment is terminated by the Bank without cause, or he voluntarily terminates employment on account of a material diminution or interference with his initial position, duties or benefits, including upon the occurrence of certain events described in the agreement that are not consented to by Mr. Riffle ("Involuntary Termination"), the Bank shall pay or provide to Mr. Riffle: (1) his annual base salary through the date of his Involuntary Termination; (2) an amount equal to one times his annual base salary determined as of the date of his Involuntary Termination (disregarding any incentive or other extraordinary compensation), paid ratably over the one year period following the date of his Involuntary Termination (the "One-Year Period"); (3) the prorated portion of Mr. Riffle's incentive and bonus payments, also paid ratably over the One-Year Period; and (4) for the One-Year Period, the medical, dental, vision and disability benefits that would have been provided to Mr. Riffle and his eligible dependents had he continued employment (subject to availability, with a cash equivalent provided if the benefit is not available, which would be paid for the remainder of the One-Year Period). No benefit shall be paid if Mr. Riffle is terminated for cause, his termination of employment is for a reason that does not qualify as an Involuntary Termination, or if Mr. Riffle becomes eligible for payments under the change in control severance agreement.  Payments under this agreement are conditioned on Mr. Riffle signing a release.

The ITA provides that to the extent the value and amounts of benefits under the ITA, together with any other amounts and the value of other benefits received by Mr. Riffle in connection with a change in control would cause any amount to be non-deductible pursuant to Section 280G of the Code, then the amounts and benefits under the involuntary termination agreement will be reduced to the extent necessary to avoid the non-deductibility of any such amounts and benefits under Section 280G.  Benefits under the agreement also may be suspended, reduced or eliminated to comply with other regulatory requirements referred to in the ITA.
The ITA also includes nonsolicitation, nonraiding and nondisclosure restrictions.
Change in Control Severance Agreement ("CICA")

The change in control severance agreement for Mr. Riffle is effective December 31, 2018 (the "CICA Effective Date") and has an initial three-year term from the Effective Date until December 31, 2021.  The CICA is renewable for an additional one-year period on each December 31, provided that within 90 days prior to that date the Board of Directors of the Bank does not inform Mr. Riffle that the CICA will not be extended.

If within 12 months following a change in control (as defined in the agreement), Mr. Riffle's employment is terminated by the Bank without cause, or he voluntarily terminates employment on account of a material diminution or interference with his initial position, duties or benefits, including upon the occurrence of certain events described in the CICA that are not consented to by Mr. Riffle ("Involuntary Termination"), the Bank shall pay or provide to Mr. Riffle: (1) his annual base salary through the date of his Involuntary Termination; (2) an amount equal to one times his annual base salary determined as of the date of his Involuntary Termination (disregarding any incentive or other extraordinary compensation), paid ratably over the one year period following the date of his Involuntary Termination (the "One-Year Period"); (3) the prorated portion of Mr. Riffle's incentive and bonus payments, also paid ratably over the One-Year Period; (4) for the One-Year Period, the medical, dental, vision and disability benefits that would have been provided to Mr. Riffle and his eligible dependents had he continued employment (subject to availability, with a cash equivalent provided if the benefit is not available, which would be paid for the remainder of the One-Year Period); and (5) within 25 days following the change in control, a cash lump sum equal to 0.99 times Mr. Riffle's annual base salary. No benefit shall be paid if Mr. Riffle is terminated for cause, his termination of employment is for a reason that does not qualify as an Involuntary Termination, or if Mr. Riffle becomes eligible for payments under the involuntary termination agreement.  Payments under this agreement are conditioned on Mr. Riffle signing a release.

The CICA provides that to the extent the value and amounts of benefits under the CICA, together with any other amounts and the value of other benefits received by Mr. Riffle in connection with a change in control would cause any amount to be non-deductible pursuant to Section 280G of the Code, then the amounts and benefits under the agreement will be reduced to the extent necessary to avoid the non-deductibility of any such amounts and benefits under Section 280G.  Benefits under the CICA also may be suspended, reduced or eliminated to comply with other regulatory requirements referred to in the agreement.
The CICA also includes nonsolicitation, nonraiding and nondisclosure restrictions.
The foregoing descriptions of the involuntary termination agreement and the change in control severance agreement do not purport to be complete and are qualified in their entirety by reference to the involuntary termination agreement and change in control severance agreement, copies of which are furnished as Exhibits 10.1and 10.2 and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits

(d)          Exhibits

The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

10.1 Involuntary Termination Agreement with Randy T. Riffle
10.2 Change in Control Severance Agreement with Randy T. Riffle

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: January 3, 2019	By: /s/Joseph W. Kiley III
President and Chief Executive Officer